THIS FORM MUST BE RETURNED TO YOUR BROKER, BANK OR OTHER NOMINEE
      WITH SUFFICIENT TIME FOR YOUR VOTING INSTRUCTIONS TO BE PROCESSED AND
                      DELIVERED TO THE INFORMATION AGENT BY
                 11:59 PM NEW YORK CITY TIME ON FEBRUARY 3, 2003

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                          GILAT SATELLITE NETWORKS LTD.

                               VOTING INSTRUCTIONS
                           FOR ACCEPTING OR REJECTING
                        A PLAN OF ARRANGEMENT PURSUANT TO
                 SECTION 350 OF THE ISRAELI COMPANIES LAW - 1999

  4.25% CONVERTIBLE SUBORDINATED NOTES DUE 2005 (CUSIPS 375255AE6 & 375255AC0)

         PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS BEFORE
      COMPLETING THE VOTING INSTRUCTIONS. PLEASE CHECK THE APPROPRIATE BOX
          BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN OF
                                   ARRANGEMENT

If you are a beneficial owner of the 4.25% Convertible Subordinated Notes Due 2005 (CUSIP No. 375255AE6 or CUSIP No. 375255AC0) (the "Notes"), issued by Gilat Satellite Networks Ltd. (the "Company"), and if you do not intend to attend and vote in person on the Plan of Arrangement pursuant to Section 350 of the Israeli Companies Law - 1999 (the "Plan") at the meeting of the holders of the Notes, please use this form to give your instructions for how to cast your vote to accept or reject the Plan. All capitalized terms used in this form but not otherwise defined herein shall have the meanings given to such terms in the accompanying Proxy Solicitation.

                      HOW TO GIVE YOUR VOTING INSTRUCTIONS

1. COMPLETE ITEM 1 (if not already filled out by your broker, bank or other nominee) AND ITEM 2.

2.    REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 3.

3. SIGN THIS FORM (unless this form has already been signed or "prevalidated" by your broker, bank or other nominee).

4. RETURN THIS FORM BY BOTH FACSIMILE TRANSMISSION TO 212-440-9009 AND IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (you must ensure that your broker, bank or other nominee receives this form with sufficient time to submit it to the information agent before the Voting Deadline or your voting instructions will not be counted).

Item 1. Principal Amount of Notes to be Voted.

      The undersigned certifies that as of the January 2, 2003 voting record date, the undersigned was the beneficial owner of interests in the Notes in the following aggregate unpaid principal amount (insert amount in the applicable box below). If a broker, bank or other nominee holds your Notes on your behalf and you do not know the amount, please contact your broker, bank or other nominee immediately.

      A. Name of Holder __________________________ Insert your name if the Notes are held by you in record name or, if held in street name, insert the name of your broker or bank.

      B. Principal Amount of Notes to be Voted.

                            -------------------------
                            $
                            -------------------------

Item 2. Voting Instructions

      The beneficial owner of the Notes identified in Item 1 instructs its broker, bank or other nominee or its nominee's proxy to vote as follows (check one box only, if you do not check a box your voting instructions will not be counted):

             Accept the Plan                   Reject the Plan

                   |_|                               |_|

Item 3. Authorization

      By returning this Ballot, the beneficial owner of the Notes listed in Item 1 certifies that it (a) has full power and authority to vote to accept or reject the Plan with respect to the interests in the Notes listed in Item 1, (b) was the beneficial owner of the interests in Notes listed in Item 1 on January 2, 2003, (c) has received a copy of the Proxy Solicitation, (d) has not submitted another form of Voting Instructions with respect to its interest in the principal amount of the Notes listed in Item 1, (e) does not intend to attend and vote in person at the meeting, and (f) understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Proxy Solicitation. In addition, the beneficial owner of the Notes listed in
Item 1 agrees, by virtue of approving the arrangement, to vote all of its shares at the general meeting of the Company's shareholders in support of the Company's proposals as described in the accompanying Proxy Solicitation.

Name:
      --------------------------------------------------------------------------
                               (Print or Type)

Social Security, Federal Tax I.D. No. or other Non-U.S. I.D.:
                                                              ------------------
                                  (Optional)

By:
    ----------------------------------------------------------------------------
                               (If Appropriate)

Title:
       -------------------------------------------------------------------------
                               (If Appropriate)

Street Address:
                ----------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

Telephone Number: (        )
                   --------  ---------------------------------------------------

Date Completed:
                ----------------------------------------------------------------

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. This form of Voting Instructions shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

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      YOUR VOTE MUST BE FORWARDED TO YOUR BROKER, BANK OR OTHER NOMINEE IN AMPLE
TIME FOR YOUR VOTE TO BE PROCESSED AND DELIVERED TO GEORGESON SHAREHOLDER COMMUNICATIONS, INC. BY 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 3, 2003 OR YOUR VOTING INSTRUCTIONS WILL NOT BE COUNTED.
--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS FORM OF VOTING INSTRUCTIONS OR THE VOTING PROCEDURES, OR IF YOU NEED ANOTHER FORM OF VOTING INSTRUCTIONS OR ADDITIONAL COPIES OF THE PROXY SOLICITIATION OR OTHER ENCLOSED MATERIALS, PLEASE CALL GEORGESON SHAREHOLDER COMMUNICATIONS, INC.

BANKS AND BROKERS CALL COLLECT: 212-440-9800; ALL OTHERS CALL TOLL-FREE:
866-328-5446.

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If you wish to attend and vote at the meeting in person you will be required to have DTC authorize you to cast the votes of the Notes held by it for your account. For assistance in that process, please contact the Company's Information Agent, Georgeson Shareholder Communications, Inc., at 866-328-5446 by no later than 4:00 p.m. New York City time on January 28, 2003.
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